Exhibit 10.2

{EXECUTION VERSION}

NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated April 23, 2007 (the "Non-Competition Agreement"), is by and among Rick’s Cabaret International, Inc., a Texas corporation, (the “Company”), BLP Holdings, LLC., a Texas limited liability company (“Seller”), and Brian Paul, an individual residing in Flower Mound, Texas  (“Paul”).

W I T N E S S E T H:

WHEREAS, simultaneously herewith, the Seller has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company to sell to the Company 251,000 shares of common stock, no par value, of WKC, Inc. (“WKC”) which shares represents 100% of the issued and outstanding shares of WKC (the “Transaction”); and

WHEREAS, Paul is the President of WKC and is the sole manager and member of the Seller; and

WHEREAS, WKC owns and operates an adult entertainment cabaret known as New Orleans Nights (“New Orleans Nights” or the “Club”) located at 7101 Calmont, Fort Worth, Texas  76116 (the “Premises”); and

WHEREAS, the Seller and Paul will each benefit from the Transaction; and

WHEREAS, the Company requires that the Seller and Paul enter into this Non-Competition Agreement as a condition to the Company entering into the Transaction; and

WHEREAS, to induce the Company to enter into the Stock Purchase Agreement and to complete the Transaction, the Seller and Paul each agree to enter into this Non-Competition Agreement; and

NOW, THEREFORE, in consideration of the premises, the closing of the Transaction and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Company agree as follows:

1.           Covenants.  For a period of five (5) years following the Closing Date set forth in the Stock Purchase Agreement (such five (5) year period being referred to herein as the “Restricted Period”), neither Seller nor Paul shall, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, investor, or financier or in any other individual or representative capacity, whether for compensation or not:

(a)
Own or share in the earnings of, carry on, manage, operate, control, be engaged in, render services to, solicit customers for any business engaged in the operation of an establishment featuring live female nude or semi-nude entertainment within a twenty (20) mile radius of the Premises (the “Prohibited Area”); or

(b)
Solicit or induce, or attempt to solicit or induce, wherever located, any employee, independent contractor, or agent or consultant of WKC, the Company or any of its affiliates, or the Club to leave his or her employment or terminate his or her agreement or relationship with WKC, the Company or any of its affiliates or the Club.

2.           Seller’s and Paul’s Acknowledgments and Agreements.  The Seller and Paul each acknowledge and agree that:

(a)
Due to the nature of WKC’s and the Company’s business, the foregoing covenants place no greater restraint upon the Seller and Paul than is reasonably necessary to protect the business and goodwill of WKC and the Company;

(b)	These covenants protect a legitimate interest of WKC and the Company and do not serve solely to limit WKC’s and the Company’s future competition;

(c)	This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(d)	A breach of these covenants by the Seller or Paul would cause irreparable damage to WKC and the Company;

(e)	These covenants will not preclude the Seller or Paul from obtaining reasonable business relationships or becoming gainfully employed following the closing of the Stock Purchase Agreement;

(f)
These covenants are reasonable in scope and are reasonably necessary to protect WKC’s and the Company’s business and goodwill and valuable and extensive trade which WKC and the Company have established through their own expense and effort;

(g)	The signing of this Non-Competition Agreement is necessary as part of the consummation of the Transaction previously discussed; and

(h)
The Seller and Paul have carefully read and considered all provisions of this Non-Competition Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of WKC and the Company.

3.           Remedies, Injunction.  In the event of the Seller’s or Paul’s actual breach of any provisions of this Non-Competition Agreement, the Seller and Paul each agree that WKC and the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining the Seller and/or Paul from violating the provisions herein.  Nothing in this Non-Competition Agreement shall be construed to prohibit WKC or the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Seller and/or Paul.  The Seller and Paul each further agrees that, for the purpose of any such injunction proceeding, it shall be presumed that WKC’s and the Company's legal remedies would be inadequate and that WKC and the Company would suffer irreparable harm as a result of the Seller’s or Paul’s violation of the provisions of this Non-Competition Agreement.

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4.           Severability.  In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  The Seller and Paul each further agree that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

5.           General Provisions.

(a)
Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by a recognized overnight delivery service.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph (a).  Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing; and overnight delivery service shall be deemed delivered one (1) day after depositing with the overnight delivery service.

If to Company:	Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

With a copy to:	Mr. Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

If to Seller or Paul:	BLP Holdings, LLC
Attn:  Brian Paul
1020 Cannongate Drive
Flower Mound, Texas  75022

(b)
Law Governing Non-Competition Agreement and Venue.  This Non-Competition Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  Venue shall be in Tarrant County, Texas for any legal proceeding to enforce the terms, conditions or covenants contained herein.

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(c)
Contract Terms to be Exclusive.  This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to the Seller’s and Paul’s agreement not to compete with WKC and the Company.

(d)
Waiver or Modification Ineffective Unless in Writing.  It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

(e)
Assignment.  The rights and benefits of WKC and the Company under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of WKC and the Company.  The rights of the Seller and Paul hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of the Seller and Paul.

(f)	Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Non-Competition Agreement has been executed as of the 23rd day of April, 2007.

RICK’S CABARET INTERNATIONAL, INC.

By:	/s/ Eric Langan
Eric Langan, President

SELLER:

/s/ Brian Paul
BLP HOLDINGS, LLC
By: Brian Paul, Sole Member and Manager

/s/ Brian Paul
BRIAN PAUL, INDIVIDUALLY

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